Exhibit 2.1

ASSIGNMENT
OF
INTELLECTUAL  PROPERTY
WITH
LICENSE  AND  SUB-LICENSE

BY  AND  BETWEEN

Joseph A. Ioia
AS ASSIGNOR, LICENSEE, and SUB-LICENSOR

AND

GlyEco Acquisition Corp #4
AS ASSIGNEE

Prepared  by:

Douglas J. Ehrenworth, Esquire
SPECTOR & EHRENWORTH, P.C.
30 Columbia Turnpike, Suite 202
Florham Park, New Jersey 07932-2261
www.selawfirm.com
973 593-4800 x136 / FAX 973 593-4848
e-mail: dehrenworth@selawfirm.com

1 This ASSIGNMENT OF INTELLECTUAL PROPERTY (the “IP Assignment”) is made and entered into on December 10, 2012 (the “Effective Date”), by and among Joseph A. Ioia, a New Jersey resident having a principal place of business at 229 Arlington Avenue, Staten Island, New York 10303  (“Ioia” or the “Assignor”), and GlyEco Acquisition Corp. #4, an Arizona corporation located at 4802 East Ray Road, #23-196, Phoenix, Arizona 85044 (“GAC #4” or the “Assignee”) (Ioia and GAC #4 each being a “Party” and together being the “Parties”).

2                 R E C I T A L S

2.1                      WHEREAS, Ioia is the sole shareholder of Full Circle MFG Group, Inc., a New Jersey corporation (“Full Circle”), the sole member of NY Terminals II, LLC, a New Jersey limited liability company (“NY Terminals”), and the sole shareholder of New York Commercial Lubricants, Inc. d/b/a Metrolube, a New York corporation (“Metrolube”); and

2.2                      WHEREAS, GAC #4 has leased from Full Circle certain equipment (the “Equipment”) Full Circle uses in its business operations (the “Equipment Lease”); and

2.3                      WHEREAS, GAC #4 has leased from NY Terminals certain real property (the “Premises”) at which NY Terminals provided services to Full Circle as part of Full Circle’s business operations (the “Premises Lease”); and

2.4                      WHEREAS, GAC #4 desires to obtain from Full Circle and Full Circle desires to provide to GAC #4 certain manufacturing and distribution services at the Premises GAC #4 leases from NY Terminals, utilizing the Equipment GAC #4 leases from Full Circle, in order to produce certain products of GAC #4’s specification (the “M&D Agreement”); and

2.5                      WHEREAS, to the best of his knowledge, without inquiry, Ioia owns and holds all right and title to a certain manufacturing process and intellectual property related to such process, including, but not limited to, all designs, specifications, developments, methods, modifications, improvements, processes, know-how, techniques, data, formulas, and trade secrets, as more fully described on Exhibit 1 (the “IP”), which IP Full Circle has used in the operation of its business and which is necessary to Full Circle to use in order for Full Circle to comply with its obligations under the M&D Agreement;

2.6                      WHEREAS, Ioia has executed and delivered to GAC #4 a Non-Compete Agreement (the “Non-Compete Agreement”); and

2.7                      WHEREAS, GAC #4 is a wholly owned subsidiary of GlyEco Corp. (“GlyEco”); and

2.8                      WHEREAS, GAC #4 has entered into, among other things, the Equipment Lease, the Premises Lease, the M&D Agreement, and  GlyEco has entered into a consulting agreement with Ioia (the “Consulting Agreement”), and an agreement with Ioia whereby Ioia will become a member of the Board of Directors of GlyEco, and Ioia has entered into the Non-Compete Agreement, each being a “Transaction Document” and collectively being the “Transaction Documents,” all of which have been entered into as part of an integrated transaction (the “Transaction”); and

2.9                      WHEREAS, the Parties desire that any capitalized term not specifically defined in this IP Assignment shall have the definition and meaning defined in the Transaction Documents.

3                 Consideration  NOW, THEREFORE, in consideration of Two Million Dollars ($2,000,000.00) and the license granted hereunder by GAC #4 to Ioia and the sub-license authorized for Full Circle, and of the foregoing Recitals, the mutual covenants and agreements contained in this IP Assignment, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

4 Assignment  Ioia hereby grants to GAC #4, and GAC #4 hereby accepts, the transfer and assignment of, Ioia’s worldwide right, title, and interest in, to, and under the IP; provided, however, that such IP Assignment is and forever shall be subject to the limitations of the terms and provisions set forth herein.  To the best of Ioia’s knowledge, Ioia represents to GAC #4, without inquiry, that: (i) Ioia is the sole owner of the IP; (ii) Ioia has the unilateral right and authority to grant such IP assignment to GAC #4; (iii) Ioia has received no notice that the IP infringes upon or otherwise violates any valid copyright, trade secret, trademark, patent, invention, proprietary information, non-disclosure right, or other statutory or common law right of any person or entity; (iv) Ioia has no obligations to any employer or entity (whether by law or by contract) that could in any way prohibit Ioia from assigning the IP; (v) Ioia has received no notice that any third party currently is infringing upon the IP, and (vi) Ioia has not granted against the IP any encumbrances, liens, security interests, licenses, or options to acquire or license, except as set forth in this instrument.

5 Exclusive Use Location  GAC #4’s right and title to the IP pursuant to this IP Assignment is limited to, and forever shall be enjoyed and used solely and exclusively at the Premises.

6 Restrictions on Encumbrances  GAC #4 may not hypothocate, pledge, assign, encumber, mortgage, or grant any rights to the IP or this IP Assignment, except to Ioia and to Full Circle as expressly set forth in this IP Assignment.

7 Reversion to Ioia  This IP Assignment and all right and title transferred and granted to GAC #4 hereunder immediately shall cease and terminate and all worldwide right, title and interest in, to and under the IP immediately and automatically, without the need for any further act by the Parties, or either of them, shall revert to Ioia, if (A) GAC #4 abandons, departs, or vacates the Premises, for any reason attributable to GAC #4 or GlyEco, or (B) an Event of Default by GAC #4 or GlyEco has occurred under any Transaction Document, except if such Event of Default has occurred exclusively due to (a) the failure of Metrolube to meet its Feedstock Supply Requirements, as such term is defined in the M&D Agreement, or (b) the loss of the Class D Permit by Full Circle caused by an act or omission within Full Circle’s exclusive control.

8                 Cooperation Following the Execution.  Following the execution of this Agreement, each Party shall deliver to the other such further information and documents and shall execute and deliver to the other such further instruments and agreements as the other Party reasonably shall request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

9 License to Ioia and Permissive Sub-license to Full Circle  GAC #4 hereby grants to Ioia a fully paid-up, royalty-free, non-assignable, non-transferable license to use the IP, including the right by Ioia to sub-license the IP to Full Circle for the purposes of Full Circle complying with its obligations under the M&D Agreement.  Ioia hereby does so grant to Full Circle a fully paid-up, royalty-free, non-assignable, non-transferable sub-license to use the IP.

10               Indemnification.  Ioia shall indemnify GAC #4 against all and any loss, damages, or costs sustained by GAC #4 arising out of any intentional, material misrepresentation by Ioia under this assignment. At the request of GAC #4 and at Ioia’s own expense, he shall provide all reasonable assistance to enable GAC #4 to resist any claim, action or proceedings brought against the Assignee as a consequence of such misrepresentation.

11               Power of Attorney  When called upon to do so, GAC #4, through its officers and employees will, without further consideration, sign any and all lawful papers and document required to be signed, executed or delivered by or on behalf of GAC #4 to confirm or to perfect and memorialize the reversion of title to, or the license of, and the permissive sub-license of, the IP in and by Ioia or in his successors and assigns per Section 10.  In the event GAC #4 is unable or unwilling to sign any or all such papers or documents, then GAC #4 expressly agrees that Ioia and his agents, are authorized, on behalf and in the name of GAC #4 to sign, execute and deliver any such papers or documents, and GAC #4 hereby appoints Ioia and his agent as GAC #’s attorney-in-fact to sign, execute and deliver all such papers and documents.  This authority is called a power of attorney and Ioia, in exercising this authority, is referred to as GAC #4’s attorney-in-fact.  By executing this IP Assignment, GAC #4 designates Ioia and his agents as having this authority for this purpose.  This power of attorney will be binding upon anyone who claims an interest in the IP or in this IP Assignment by or through GAC #4.  GAC #4 declares and acknowledges that this power of attorney is coupled with an interest in the subject matter.  This power of attorney is perpetual and may not be revoked by GAC #4 and shall not be affected by the dissolution (whether by operation of law or otherwise) or the insolvency of GAC #4.

12               Assignment; Successors and Assigns  Except as expressly set forth herein, this IP Assignment may not be assigned by either Party, by operation of law or otherwise, and any attempted assignment shall be null and void.

13               Notices

13.1                    Proper Manner and Addresses.  All notices, requests, approvals, consents, demands, and other communication (collectively “Notices”) provided for in this IP Assignment shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid or by nationally recognized overnight delivery courier service, addressed:

AS TO GAC #4:                GlyEco Acquisition Corp. #4
Attn: John d’Arc Lorenz, II
4802 E. Ray Road, #23-196
Phoenix, Arizona 85044

AS TO IOIA:                     Joseph A. Ioia
229 Arlington Avenue
Staten Island, New York 10303

with a copy to:                  Douglas Ehrenworth, Esq.
SPECTOR & EHRENWORTH, P.C.
30 Columbia Turnpike, Suite 202
Florham Park, New Jersey 07932-2261
[(973) 593-4800 x136 / FAX (973) 593-4848]
e-mail: dehrenworth@selawfirm.com

or such other address or addresses within the United States as the Parties may designate to each other in writing from time to time.

13.2                    Date Notice Deemed Given  Notices shall be deemed to be given on the date and at time that they are personally delivered on a business day, or on the second business day after deposit in any United Stated Post Office or on the first business day after deposit with a nationally recognized overnight delivery courier service, but shall not be effective unless received.  The date of such deposit shall be deemed to be the date stamped on the envelope or wrapper of the notice by any General or Branch Office of the United States Post Office or on the date such nationally recognized overnight delivery courier service records such deposit for its business purposes

14               Construction and Miscellaneous Provisions

14.1                    Incorporation of Recitals.  The Recitals set forth above are true and correct and are incorporated into this IP Assignment as if repeated at length.

14.2                    Transaction Documents.  This IP Assignment and the Transaction Documents are in pari materia.

14.3                    Definitions.  Any capitalized term not specifically defined in this IP Assignment shall have the definition and meaning defined in the Transaction Documents.

14.4                    Entire Agreement.  This IP Assignment contains the entire agreement of the Parties relating to the subject matter hereof, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by the Parties that are not expressly set forth herein.

14.5                    Waiver.  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

14.6                    Grammatical Changes; Section Captions.  The necessary grammatical changes required to make the provisions of this IP Assignment apply in the plural sense where there is more than one Party, and to entities, corporations, associations, partnerships, and individuals, males or females, shall in all instances be assumed as though in each case fully expressed.  The captions of the Sections of this IP Assignment are inserted only for convenience of reference and shall not be construed as defining or limiting the scope or intent of any provision hereof.

14.7                    Agreement Not to be Construed Against the Drafter.  The Parties agree that the rule of construction that a contract be construed against the drafter shall not be applied in interpreting this IP Assignment.

14.8                    Counterparts; Electronic Signature; Date of Agreement.  This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Executed counterparts exchanged by facsimile or other form of electronic transmission shall be effective as if the same were original executed counterparts. The date of this IP Assignment shall be the date set forth on the first page hereof, which shall be the date that Ioia executes this IP Assignment.

14.9                    Invalid Provisions; Severability.  The invalidity or unenforceability of any covenant, condition, or provision hereof shall not affect or impair the validity or enforceability of any other covenants, conditions, or provisions hereof.

14.10                  Blue-Penciling.  If any court construes any provision of this IP Assignment, or any part thereof, to be unenforceable because of the extent, scope or duration of such provision or the area covered thereby, the  extent, scope, duration or area of such provision shall be reduced and, in its reduced form, such provision shall then be enforceable and shall be enforced.

14.11                  Governing Law.  This IP Assignment shall be governed and controlled exclusively by the provisions hereof and by the laws of the State of New Jersey.  The Parties have relied upon New Jersey law in negotiating this IP Assignment, and it expressly is agreed that this IP Assignment shall be governed and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed entirely within such State.

14.12                  Exclusive Jurisdiction.  The Parties irrevocably and unconditionally agree that exclusive jurisdiction for all claims, demands, actions, or causes of action arising out of this IP Assignment shall be in the courts of the State of New Jersey.  The Parties consent to the exclusive jurisdiction of the courts of the State of New Jersey in any such suit, and they waive any objection to the venue of any such suit in any such courts.

14.13                  Successors And Assigns.  The terms, covenants, conditions, provisions, and agreements in this IP Assignment shall extend to and be binding upon and inure to the benefit of the Parties, their successors and assigns.

14.14                  WAIVER OF JURY TRIAL  THE PARTIES, HAVING HAD A FULL AND ADEQUATE OPPORTUNITY TO CONFER WITH ATTORNEYS OF THEIR CHOICE AND UPON ADVICE OF THEIR RESPECTIVE ATTORNEYS, HEREBY  KNOWINGLY, INTENTIONALLY, VOLUNTARILY, EXPRESSLY, AND MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY, TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE  FUTURE, OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS IP ASSIGNMENT, OR (B)  IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  EACH  PARTY ALSO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR  CAUSE OF ACTION SHALL BE DECIDED BY A NEW JERSEY STATE COURT OF COMPETENT JURISDICTION, SITTING WITHOUT A JURY, AND THAT ANY PARTY TO THIS IP ASSIGNMENT MAY FILE AN ORIGINAL OR COPY OF THIS IP ASSIGNMENT WITH ANY COURT AS WRITTEN  EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO A TRIAL BY JURY.  THE PARTIES ACKNOWLEDGE THE IMPORTANCE OF THIS RIGHT AND MAKE A KNOWING WAIVER THEREOF IN CONSIDERATION OF THE WILLINGNESS OF THE OTHER TO ENTER INTO THIS IP ASSIGNMENT.

14.15                  CONSPICUOUSNESS  THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THIS IP ASSIGNMENT THAT ARE PRINTED IN THE SAME MANNER AS THIS SECTION ARE CONSPICUOUS.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Signatures

IN WITNESS WHEREOF, the Parties have caused this IP Assignment to be executed as a sealed instrument as of the day and year first above written.

  ATTEST:
/s/ Joseph A. Ioia
Joseph A. Ioia

State of                                                  )
)  ss.
County of                                             )

On this ___ day of December, 2012, before me appeared Joseph A. Ioia, the person who signed this instrument, who acknowledged that he signed it as a free act and with authority to do so.

Notary Stamp
Notary Public

GlyEco Acquisition Corp. #4

/s/ John d’Arc Lorenz, II

Name: John d’Arc Lorenz, II
Title: Chief Executive Officer

State of                                                  )
)  ss.
County of                                              )

On this ___ day of December, 2012, before me appeared John d'Arc Lorenz, II, who is the Chief Executive Officer of GlyEco Acquisition Corp. #4, an Arizona corporation, the person who signed this instrument, who acknowledged that he signed it as a free act on behalf of the identified corporation with authority to do so.

Notary Stamp
Notary Public